Exhibit 31.2
CERTIFICATION
PURSUANT TO RULE 13a-14(a) AND RULE 15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
I, Victoria Eatwell, certify that:
1.    I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of 2seventy bio, Inc. for the fiscal year ended December 31, 2024; and
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 28, 2025
/s/ Victoria Eatwell Victoria Eatwell Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)